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                                                                 EXHIBIT 16.1

                        (LETTERHEAD OF ERNST & YOUNG LLP)

December 10, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K dated December 4, 2001, of Metromedia Fiber Network, Inc. and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  /s/ Ernst & Young LLP
                                                  ------------------------------
                                                  Ernst & Young LLP